[Price Waterhouse letterhead]



Exhibit 23.4 - Consent of Price Waterhouse


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its common stock of our report dated 7 May 1997, with respect to the financial statements of Intabex (Malawi) Limited (not included separately therein) included in the Current Report on Form 8-K/A of DIMON Incorporated dated 16 June 1997 filed with the Securities and Exchange Commission.

/s/ Price Waterhouse
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PRICE WATERHOUSE

Certified Public Accountants

Lilongwe
Malawi

8 September 1997